Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in this registration statement on Form SB-2 (File No. 333-_________) of our report dated August 13, 2003 on our audit of the consolidated financial statements of WPCS International Incorporated. We also consent to the reference to our Firm under the caption "Experts."



                                                              /s/ J.H. Cohn LLP


Roseland, New Jersey
October 3, 2003